Exhibit 99.1

PARAMETRIC SOUND AND EPSILON ELECTRONICS SIGN LICENSE

AGREEMENT FOR HYPERSOUND™ TECHNOLOGY

POWAY, California, July 23, 2012 – Parametric Sound Corporation (Nasdaq: PAMT), a leading innovator of directed audio products and solutions, today announced a License Agreement with Epsilon Electronics for the development and introduction of consumer products employing the Company’s patented HyperSound technology. The arrangement is non-exclusive except for after-market automobile products for which Epsilon retains two-year exclusivity rights subject to certain conditions.

The license contemplates a six-month development term to create prototypes thereafter followed by a three-year manufacturing term.

“This agreement underscores our commitment to executing strategic licensing deals to deploy our HyperSound technology,” said Kenneth F. Potashner, executive chairman of Parametric Sound. “These partnerships will open the door for the integration of our patented audio solutions into next-generation consumer products.”

“We are excited about the opportunity to launch products that offer consumers a rich, immersive sound experience,” said Jack Rochel, president of Epsilon Electronics. “Partnering with a technology innovator like Parametric is a key element of our strategy, and we anticipate this agreement will bring value to our company and the products we offer."

About Parametric Sound Corporation

Parametric Sound Corporation is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. Recent innovations produce a distinctive 3D audio image from just two speakers opening opportunities for 3D sound solutions for computers and entertainment. For more information, visit www.parametricsound.com.

About Epsilon Electronics Corporation

Epsilon Electronics, Inc. manufactures and markets audio and video systems for automobiles through its subsidiaries. Its subsidiaries include Farenheit Technologies, Soundstream Technologies and Power Acoustik Electronics. The company offers DVD (Digital Video Disc) players, Bluetooth systems, ceiling mount monitors, MultiProcessor Interrupt Controller (MPIC), and video accessories. It markets its products under Farenheit, Soundstream Technologies and Power Acoustik brand names. Epsilon Electronics, Inc. was founded in 1981 and is based in Montebello, California.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release, including those by Mr. Potashner, may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company's goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Some of these factors include the acceptance of new Parametric Sound products and technologies, the impact of competitive products and pricing, the timely development and release of products by the Company, general business and economic conditions, and other factors detailed in the Company's Annual Report on Form 10-K and other periodic reports filed with the SEC. Parametric Sound Corporation specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

MEDIA CONTACT:

Tracy Neumann

888-HSS-2150 Ext 9

tneumann@parametricsound.com

or

INVESTOR RELATIONS CONTACT:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051